UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 10, 2009
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 10, 2009, Mariner Energy, Inc. (“Mariner”) sold and issued $300 million aggregate principal amount of its 11.75% Senior Notes due 2016 (the “Notes”) under an Indenture, dated as of June 10, 2009, among Mariner, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of June 10, 2009, among the same parties (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes were sold at 97.093% of principal amount, for an initial yield to maturity of 12.375%, in an underwritten offering registered under the Securities Act of 1933, as amended (the “1933 Act”). Net offering proceeds, after deducting underwriters’ discounts and estimated offering expenses, were approximately $284.8 million. Mariner used net offering proceeds (before deducting estimated offering expenses) to repay debt under its bank credit facility. Affiliates of certain underwriters and the trustee are lenders under the credit facility and, accordingly, received a portion of the net proceeds.
     The Notes are senior unsecured obligations of Mariner, rank senior in right of payment to any future subordinated indebtedness, rank equally in right of payment with Mariner’s existing and future senior unsecured indebtedness, including its outstanding 7 1/2% senior notes due 2013 and 8% notes due 2017, and are effectively subordinated in right of payment to Mariner’s senior secured indebtedness, including its obligations under its bank credit facility, to the extent of the collateral securing such indebtedness, and to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries.
     The Notes are jointly and severally guaranteed on a senior unsecured basis by Mariner’s existing and future domestic subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee ranks senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary, ranks equally in right of payment to all existing and future senior unsecured indebtedness of the guarantor subsidiary and effectively subordinate to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantees of indebtedness under Mariner’s bank credit facility, to the extent of the collateral securing such indebtedness.
     Interest on the Notes is payable on June 30 and December 30 of each year, beginning December 30, 2009. The Notes mature on June 30, 2016. There is no sinking fund for the Notes.
     Mariner may redeem the Notes at any time before June 30, 2013 at a price equal to the principal amount redeemed plus a make-whole premium, using a discount rate of the Treasury rate plus 0.50% and accrued but unpaid interest. Beginning on June 30 of the years indicated below, Mariner may redeem the Notes from time to time, in whole or in part, at the prices set forth below (expressed as percentages of the principal amount redeemed) plus accrued but unpaid interest:
2013 at 105.875%
2014 at 102.938%
2015 and thereafter at 100.000%
In addition, before June 30, 2012, Mariner may redeem up to 35% of the Notes with the proceeds of equity offerings at a price equal to 111.750% of the principal amount of the Notes redeemed plus accrued but unpaid interest.
     If a change of control triggering event (as defined in the Indenture) occurs, subject to certain exceptions, Mariner must give holders of the Notes the opportunity to sell to Mariner their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest and liquidated damages to the date of purchase.
     Mariner and its restricted subsidiaries are subject to certain negative covenants under the Indenture governing the Notes. The Indenture limits the ability of Mariner and each of its restricted subsidiaries to, among other things:

•	make investments;

•	incur additional indebtedness or issue preferred stock;

•	create certain liens;

•	sell assets;

•	enter into agreements that restrict dividends or other payments from its subsidiaries to itself;

•	consolidate, merge or transfer all or substantially all of its assets;

•	engage in transactions with affiliates;

•	pay dividends or make other distributions on capital stock or subordinated indebtedness; and

•	create unrestricted subsidiaries.
     Pursuant to the Base Indenture, Mariner may issue multiple series of debt securities from time to time. The Base Indenture and Supplemental Indenture governing the Notes are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference. The above summary of some of the Indenture’s material provisions is qualified in its entirety by the Indenture.
Item 8.01 Other Events.
     On June 10, 2009, Mariner also sold and issued 11.5 million shares of its common stock, par value $.0001 per share, at a public offering price of $14.50 per share in an underwritten offering registered under the 1933 Act. The total sold includes 1.5 million shares issued upon full exercise of the underwriters’ overallotment option. Net offering proceeds, after deducting underwriters’ discounts and estimated offering expenses, were approximately $159.2 million. Mariner used net offering proceeds (before deducting estimated offering expenses) to repay debt under its bank credit facility. Affiliates of certain underwriters are lenders under the credit facility and, accordingly, received a portion of the net proceeds.
     The aggregate amount of proceeds from the concurrent offerings of common stock and Notes, before deducting estimated offering expenses, was approximately $446.2 million, all of which Mariner used to repay debt under its bank credit facility.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

No.	Description

4.1	Indenture, dated as of June 10, 2009, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of June 10, 2009, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.

Date: June 15, 2009	By:	/s/ Teresa G. Bushman Teresa G. Bushman,
Senior Vice President and
General Counsel

Exhibit Index

No.	Description

4.1	Indenture, dated as of June 10, 2009, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of June 10, 2009, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

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